Exhibit 16.1

March 17, 2023

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Coliseum Acquisition Corp. under Item 4.01 of its Form 8-K dated March 17, 2023. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Coliseum Acquisition Corp. contained therein.

Very truly yours,

/s/ Marcum LLP

Marcum LLP

Marcum LLP ■ 201 East Kennedy Boulevard ■ Suite 1500 ■ Tampa, Florida 33602 ■ Phone 813.397.4800 ■ Fax 813.397.4801 ■ www.marcumllp.com